CDMI PRODUCTIONS, INC. CHANGES NAME TO GENER8XION
ENTERTAINMENT, INC.
Thursday January 13, 3:28 pm ET

NEW DOMICILE, PRESIDENT AND BOARD MEMBERS

LOS ANGELES, Jan. 13 /PRNewswire-FirstCall/ -- CDMI Productions, Inc. (OTC
Bulletin Board: CDMP - News) today announced it has changed its name to
Gener8Xion Entertainment, Inc. (OTC Bulletin Board: GNXE - News), reincorporated in Delaware and duly appointed a new President and Board Members. With the acquisition of certain movie distribution rights and the focus of the business to expand into other entertainment areas, management believes the new name better represents the Company's future activities. Management's decision on reincorporation was based on the added measure of predictability from the comprehensive, modern and flexible law of Delaware.

Carlos D. De Mattos has been hired as President and appointed a Director of
Gener8Xion Entertainment, Inc. Mr. De Mattos brings to the Company over 30 years of Media and Financial experience. For the past five years he has been and still remains Chairman of the Board of CDM Interactive, Inc., a venture capital firm focused on the Entertainment Industry. Prior to founding CDM Interactive, Inc.,
Mr. De Mattos was the Founder and Principal of Hollywood Rental Production
Services and Olesen which are the nation's largest independent suppliers of complete "one-stop" services to the entertainment industry. Mr. De Mattos is a co-recipient of two Technical Achievement Awards from the Academy of Motion
Picture Arts and Sciences in March 1983 and March 1985. He is also a co-recipient of a Technical Achievement Award from the Academy of Television
Arts and Sciences in September 1989. In July 1998, he was awarded the Ernst &
Young Entrepreneur of the Year Award for the Greater Los Angeles area. He is a member of the Academy of Motion Picture Arts and Sciences and the American
Society of Cinematographers.

"I am very pleased to have Mr. De Mattos on board. His experience as an entrepreneur and his Industry expertise will add tremendous value to our
Company's future," stated Matthew Crouch, CEO and Chairman.

Tom Newman and Ric Wake were also appointed members to the Board of Directors.
Both Mr. Newman and Mr. Wake have extensive backgrounds in the Entertainment
Industry. Mr. Newman is the President of Impact Productions, Inc., which he founded in 1982. For the past 22 years he has produced numerous works for television and stage. During the past three years he has received numerous awards for his corporate video and nationally broadcasted television commercials. Mr. Wake has served from 1999 to 2003 as Sony Music Entertainment's
Staff Producer and Senior Vice President of A & R. Mr. Wake has worked with the most notable talents in the Music Industry. Currently he serves as president of
Wake Production and Notation Music, which he founded.

Gener8Xion Entertainment, Inc. is an independent entertainment company in the development stage which is engaged in the financing, production, distribution and development of "family based" feature films, episodic television shows, animated features and documentaries.

This news release includes certain forward-looking statements (all statements other than those made solely with respect to historical fact) and the actual results may differ materially from those contained in the forward-looking statements due to known and unknown risks and uncertainties. Any one or more of several risks and uncertainties could account for differences between the forward-looking statements that are made today and the actual results, including with respect to our sales, profits, liquidity and capital position. These factors include, but are not limited to: risks relating to our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, which requires us to perform an evaluation of our internal controls over financial reporting and have our auditor attest to such evaluation; softness in the general retail environment or in the markets for our products; the timing and acceptance of products being

introduced to the market; the level of product returns experienced; the level of margins achievable in the marketplace; the collectibility of accounts receivable; the recoupment of royalty advances; the effects of acquisitions or dispositions, the financial condition of our customers and suppliers; the realization of inventory values at carrying amounts; our access to capital; the outcome of any future Internal Revenue Service audits; and the realization of income tax and intangible assets. These conditions cannot be predicted reliably and the Company may adjust its strategy in light of changed conditions or new information. Gener8Xion Entertainment, Inc. disclaims any obligation to update forward-looking statements.

For further information, please contact, Vice President, Marcos M. De Mattos of
Gener8Xion Entertainment, Inc., +1-323-874-9888.